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                                                                Exhibit 3.1.c

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         MANCHESTER EQUIPMENT CO., INC.

               (Under Section 807 of the Business Corporation Law)

         We, Barry R. Steinberg and Joel G. Stemple, being respectively the President and Secretary of Manchester Equipment Co., Inc., hereby certify:

         FIRST: The name of the corporation is Manchester Equipment Co., Inc. (the "Corporation").

         SECOND: The certificate of incorporation of the Corporation was filed with the Department of State of the State of New York on August 21, 1973.

         THIRD: The certificate of incorporation of the Corporation is hereby amended or changed to effect one or more of the amendments or changes authorized by the Business Corporation Law, as follows:

                           1. To change the stated purposes of the Corporation.

                           2. To change (i) the five thousand (5,000) authorized
                  shares of Common Stock, no par value, to twenty-five million (25,000,000) authorized shares of a new class of Common Stock, $.01 par value, (ii) the nine hundred ninety (990) issued and outstanding shares of Common Stock, no par value, into an




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                  aggregate of six million two hundred thousand (6,200,000)
                  issued and outstanding shares of the new class of Common Stock, $.01 par value, at the rate of 6,262.63 new shares of Common Stock, $.01 par value, for each presently outstanding share of Common Stock, no par value, rounded up to the next whole share with respect to the aggregate number of newly converted shares to be issued to each holder of record of shares of Common Stock, no par value, and (iii) the four thousand and ten (4,010) authorized but unissued shares of Common Stock, no par value, into an aggregate of eighteen million eight hundred thousand (18,800,000) at the rate of 4,688.28 new shares of Common Stock, $.01 par value, rounded up to the next whole share, with respect to the aggregate number of authorized but unissued shares.

                           3. To authorize 5,000,000 shares of Preferred Stock,
                  par value $.01 per share.

                           4. To change the county in which the office of the
                  Corporation is located.

                           5. To delete a provision authorizing the conferment
                  of management powers to shareholders and explicitly permitting shareholders to elect the officers of the Corporation.

                           6. To add a provision denying preemptive rights to
                  the shareholders of the Corporation.




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                           7. To add a provision specifying the number of
                  directors and providing that directors may be removed only with cause either by action of the Board of Directors or by vote of the shareholders.

                           8. To add a provision limiting directors' and
                  officers' liability.

                           9. To add a provision indemnifying directors,
                  officers, employees and agents of the Corporation and providing for advancement of expenses in connection therewith.

         FOURTH: To accomplish the foregoing amendments, Articles SECOND, THIRD, and FOURTH of the certificate of incorporation of the Corporation, relating to
(i) the purposes of the Corporation, (ii) the aggregate number of shares which the Corporation is authorized to issue and the par value thereof, and (iii) the county in which the office of the Corporation is located, respectively, are hereby amended to read as set forth in the same numbered articles of the certificate of incorporation of the Corporation as hereinafter restated; Article SIXTH, conferring management powers to shareholders, is eliminated without substituting or adding any provisions in lieu thereof; and new articles SIXTH, SEVENTH, EIGHTH and NINTH, relating to (i) preemptive rights, (ii) the Board of Directors, (iii) the limitation of directors' and officers' liability, and (iv) indemnification of directors, officers, employees and agents, respectively, are hereby added as set forth in the same numbered articles of the certificate of incorporation as hereinafter restated.




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         FIFTH: The restatement of the certificate of incorporation of the
Corporation herein provided was authorized by the vote of the holders of at least two-thirds of all of the outstanding shares of the Corporation entitled to vote thereon on the restatement of the certificate of incorporation in accordance with Section 620(d) of the Business Corporation Law, no approval of the Board of Directors being required as, prior to the filing of this Restated Certificate of Incorporation, management power was vested solely in the shareholders of the Corporation.

         SIXTH: The text of the certificate of incorporation of the Corporation is hereby restated as further amended or changed herein to read as follows:

                  "FIRST: The name of the corporation is Manchester Equipment Co., Inc. (the "Corporation").

                  SECOND: The purpose or purposes for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  THIRD: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is thirty million (30,000,000) shares, of which twenty-five million (25,000,000) shares are to be shares of Common Stock, par value $.01 per share ("Common Stock"), and five million (5,000,000) shares are to be shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

                                    (a) Preferred Stock.

                                             (1) The Preferred Stock may be
issued from time to time in one or more series of any number of shares provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by letter or descriptive words. All series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of this Article Third.




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                                             (2) Authority is hereby expressly
vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of each such series to fix by the resolution or resolutions providing for the issue of shares thereof the designations, relative rights, preferences and limitations thereof, to the full extent now or hereafter permitted by this Restated Certificate of Incorporation and the laws of the State of New York, including, without limitation:

                                                 i) the distinctive designation
of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of the series) or decreased (but not below the number of shares thereof then outstanding) from time to time by a resolution or resolutions of the Board of Directors, all subject to the conditions or restrictions set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock;

                                                 ii) the dividend rate payable
on shares of such series, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividend shall bear to the dividends payable on any other class or classes or any other series of capital stock (except as otherwise expressly provided in this Restated Certificate of Incorporation), and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

                                                 iii) whether the shares of such
series shall be subject to redemption by the Corporation and, if made subject to redemption, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

                                                 iv) the amount or amounts
payable upon the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the preferences or relation which such payments shall bear to such payments made on any other class or classes or any other series of capital stock (except as otherwise expressly provided in this Restated Certificate of Incorporation);

                                                 v) whether or not the shares of
such series shall be made convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation, or any series thereof, or for any other series of the same class of capital stock of the Corporation or for debt of the Corporation evidenced by an instrument of indebtedness, and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                                                 vi) whether the holders of
shares of such series shall have any right or power to vote or to receive notice of any meeting of shareholders, either generally or as a condition to specified corporate action; and




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                                                 vii) any other preferences and
relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be permitted by the laws of the State of New York and as shall not be inconsistent with this Article Third.

                                             (3) Shares of Preferred Stock which
have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as a part of another series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock.

                                             (4) Except as otherwise provided by
the resolution or resolutions providing for the issuance of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

                                             (5) Except as otherwise provided by
the resolution or resolutions providing for the issuance of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amounts to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         FOURTH: The office of the Corporation is to be located in the County of Suffolk, State of New York.


         FIFTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding may be served. The address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the Corporation which may be served upon him is:

                           684 Broadway
                           Massapequa, New York 11758




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         SIXTH: Except to the extent that such rights shall be specifically provided for in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, no holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the Corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law of the State of New York.

         SEVENTH: The number of Directors of the Corporation constituting the entire Board of Directors shall be not less than three nor more than fifteen. The Board of Directors shall determine from time to time the number of Directors who shall constitute the entire Board of Directors. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office. Directors need not be shareholders of the Corporation.

                  Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy on the Board may be filled by vote of the shareholders or by the Board provided that a quorum is then in office and present, or by a majority of the Directors then in office, if less than a quorum is then in office, or by a sole remaining director. A director elected to fill a newly created directorship or other vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular course of business, and until his successor has been elected and qualified.

                  The directors of the Corporation may not be removed prior to the expiration date of their terms of office except for cause, either by action of the Board of Directors or by vote of the shareholders at the Annual Meeting of Shareholders or at any Special Meeting of Shareholders called by the Board of Directors or by the Chairman of the Board or by the President for this purpose.




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         EIGHTH: To the fullest extent now or hereafter permitted under the New
York Business Corporation Law, no person serving as a director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty in such capacity. No amendment or repeal of this Article Eighth shall adversely affect any right or protection of any director or officer of the Corporation existing at the time of such amendment or repeal with respect to acts or omissions occurring prior to such amendment or repeal.

         NINTH: The Corporation shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, or by any successor thereto, indemnify all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Article. The Corporation shall advance expenses to the fullest extent permitted by said Article. Such right of indemnification and advancement or expenses provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders, vote of disinterested directors, or otherwise, as permitted by said Article. Neither the amendment or repeal of this Article Ninth, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Ninth shall adversely affect any right or protection existing under this Article Ninth at the time of such amendment or repeal."

         IN WITNESS WHEREOF, the undersigned have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by them and are true and correct.

Dated:  September 30, 1996
                                                   /s/ BARRY R. STEINBERG
                                                   _____________________________
                                                   Barry R. Steinberg, President

                                                   /S/ JOEL G. STEMPLE
                                                   _____________________________
                                                   Joel G. Stemple, Secretary




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